UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road, Suite 400 Somerville, Massachusetts 02143		02143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2021, the Board of Directors (the “Board”) of Finch Therapeutics Group, Inc. (the “Company”) appointed Marc Blaustein to serve as the Company’s Chief Operating Officer, effective September 8, 2021.

Mr. Blaustein, age 58, most recently consulted as Head of Business Development for Guide Therapeutics, from 2019 to 2021, which was acquired by Beam Therapeutics in 2021. Prior to Guide Therapeutics, Mr. Blaustein was the Chief Executive Officer of NED Biosystems from 2017 to 2019 and co-founder and Chief Executive Officer of Akashi Therapeutics from 2011 to 2017. Before founding Akashi, he served in various leadership positions across several biotechnology companies, including Senior Vice President of Manufacturing, Process and Commercial Operations at Dyax Corp. (now Takeda). Prior to Dyax, Mr. Blaustein held business development and management roles at Alkermes plc and worked in business development at Genetics Institute (now Pfizer). Mr. Blaustein began his career in management consulting, first at Mercer Management Consulting, and then as a founding partner of Northbridge Consulting. Mr. Blaustein has a B.A. in biology from the University of Pennsylvania and an M.P.P. from Harvard University. He is also a Chartered Financial Analyst charterholder.

In connection with his appointment, the Company entered into an employment agreement with Mr. Blaustein (the “Employment Agreement”), pursuant to which he will be entitled to an annual base salary of $400,000, an annual target bonus with a target amount equal to 40% of his annual base salary and certain severance benefits in the event of a qualifying termination of employment. In addition, the Compensation Committee of the Board has granted Mr. Blaustein options to purchase up to 150,000 shares of the Company’s common stock pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”). Mr. Blaustein’s options will vest over a four-year period, with 25% of the shares vesting on the one-year anniversary of the grant date, with the remainder vesting monthly in equal installments over the following 36 months, such that it will vest in full on the four-year anniversary of the grant date, subject to Mr. Blaustein’s continuous employment as of such vesting dates. Mr. Blaustein is also eligible for additional equity awards under the Plan, as may be granted from time to time.

If Mr. Blaustein’s employment is terminated by the Company involuntarily without “cause” and not due to death or “disability”, or Mr. Blaustein resigns for “good reason” (each as defined in the Employment Agreement), in each case, not in connection with a “change in control” (as defined in the Plan), then Mr. Blaustein shall be entitled to (1) cash severance equal to nine months of base salary, paid in nine equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, he was receiving immediately prior to the termination of employment for up to 12 months, provided, that if his continued participation is not possible under the terms of any one or more of those insurance plans, and if he was participating in the Company’s group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then the Company shall pay to Mr. Blaustein a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; and (3) any unpaid annual bonus that is earned and payable and approved by the Board.

If within 12 months following a change in control, Mr. Blaustein is terminated by the Company (or a successor) involuntarily without cause and not due to death or disability, or Mr. Blaustein resigns for good reason, then Mr. Blaustein shall be entitled to (1) cash severance equal to 12 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that the executive was receiving immediately prior to the termination of employment for up to 12 months, provided, that if his continued participation is not possible under the terms of any one or more of those insurance plans, and if he was participating in the Company’s group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then the Company shall pay to Mr. Blaustein a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; (3) any unpaid annual bonus that is earned and payable and approved by the Board; (4) a lump sum payment equal to Mr. Blaustein’s target bonus pro-rated for the calendar year of termination; and (5) any equity awards with respect to Company stock then held by Mr. Blaustein which vest based on continued service shall become fully vested and exercisable as of the date of such termination.

In the event Mr. Blaustein’s employment terminates for cause, or Mr. Blaustein terminates his employment for any reason other than good reason, then Mr. Blaustein shall not be entitled to any severance benefits or other consideration; provided that, if the Company does not waive the non-competition provisions of Mr. Blaustein’s employment agreement in connection with such termination, the Company will pay Mr. Blaustein an amount equal to the sum of six times his monthly base salary (at the monthly base salary rate in effect for the executive immediately prior to the termination of his employment), except to the extent such termination arises from Mr. Blaustein’s breach of his fiduciary duty or theft of Company property (whether physical or electronic).

The Company also entered into its standard form of indemnification agreement with Mr. Blaustein, a copy of which has been filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-253622) filed with the Securities and Exchange Commission on March 15, 2021, and is incorporated herein by reference.

There are no family relationships between Mr. Blaustein and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.

On September 8, 2021, the Company issued a press release announcing the appointment of Mr. Blaustein as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: September 8, 2021	By:	/s/ Mark Smith
Mark Smith, Ph.D.
Chief Executive Officer

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